Service Request# **20195833359**

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8287537
SNEHAL PATEL
2311 SPARTAN TRAIL
SUGAR LAND, TX 77479

07-05-2019

DESCRIPTION		AMOUNT
4211497 - GREENWICH LIFESCIENCES, INC. 4100 Plain Copy		
	Plain Copy Fee	$10.00
	Expedite Fee, 24 Hour	$20.00
4211497 - GREENWICH LIFESCIENCES, INC. 4100 Plain Copy - 1 Copies		
	TOTAL CHARGES	$30.00
	TOTAL PAYMENTS	$30.00
	BALANCE	$0.00

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:12 PM 03/02/2018
FILED 09:12 PM 03/02/2018
SR 20181684643 - File Number 4211497

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Norwell, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article I" so that, as amended, said Article shall be and read as follows:

The name of this Corporation is Greenwich LifeSciences, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, *said corporation has caused this certificate to be* signed this 2nd day of March, 2018.

By: [signature]
Authorized Officer

Title: Vice President

Name: Snehal Patel
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